Exhibit 10.1

NORTEL NETWORKS LIMITED

RESTRICTED STOCK UNIT PLAN

Dated as of January 30, 1997, as amended effective
April 29, 1999, September 1, 1999, February 15, 2000,
May 1, 2000, November 15, 2000, and January 23, 2003

NORTEL NETWORKS LIMITED

RESTRICTED STOCK UNIT PLAN

1.	BACKGROUND; PURPOSE OF THE PLAN

The Nortel Networks Limited Restricted Stock Unit Plan has been amended and restated to reflect the transactions contemplated by the plan of arrangement (the “Plan of Arrangement”) described in the Amended and Restated Arrangement Agreement, made as of January 26, 2000, as amended and restated March 13, 2000, among BCE Inc., Nortel Networks Corporation, New Nortel Inc. and the other parties thereto. In connection with the Plan of Arrangement, New Nortel Inc. acquired from the holders of the common shares (other than BCE Inc. and its affiliates) of Nortel Networks Corporation all of the Nortel Networks Corporation common shares then held by such shareholders in exchange for an equal number of common shares of New Nortel Inc. and each shareholder of BCE Inc. received approximately 0.78 common shares of New Nortel Inc. for each common share of BCE Inc. then held by such BCE shareholder. On the effective date of the Plan of Arrangement, the common shares of New Nortel Inc. were listed on the New York Stock Exchange and The Toronto Stock Exchange in substitution for the common shares of Nortel Networks Corporation. As part of the Plan of Arrangement, Nortel Networks Corporation changed its name to Nortel Networks Limited (“Nortel Limited” or the “Corporation”) and New Nortel Inc. changed its name to Nortel Networks Corporation (“Nortel Networks”).

In connection with and effective as of May 1, 2000, the effective date of the Plan of Arrangement (the “Restatement Effective Date”), awards granted or to be granted under the Plan and the shares subject to the Plan were adjusted and relate to the common shares of Nortel Networks. In all other respects, the terms and provisions of the Plan were reaffirmed, as stated at that time.

The purpose of the Plan is to promote the long term success of Nortel Networks by providing for the payment of performance bonuses to Designated Employees in the form of Shares or calculated by reference to the Share Price. The Plan is designed to encourage Designated Employees to acquire a proprietary interest in Nortel Networks through ownership of Shares or interests in Shares, to provide them with additional incentive to further the growth and development of Nortel Networks, to encourage them to remain in the employment of Nortel Networks and to assist Nortel Networks in attracting individuals with experience and ability.

2.	DEFINITIONS

For purposes of the Plan, the terms contained in this Section shall have the following meanings.

“Administrator” shall mean such administrator as may be appointed by the Corporation from time to time to administer the Plan.

“affiliated companies” shall have the meaning ascribed to the term “affiliated bodies corporate” in Section 2(2) of the CBCA or such other meaning, and shall include such other entities, as may be determined by the Committee.

“Board of Directors” shall mean the Board of Directors of the Corporation.

“Business Day” shall mean a day, other than a Saturday or Sunday, on which banking institutions in Canada and the United States are not authorized or obligated by law to close.

“CBCA” shall mean the Canada Business Corporations Act, R.S.C. 1985, c.C-44, as amended.

“Change in Control” shall have the meaning assigned to such term under the Retention Plan.

“CIC Date” shall have the meaning assigned to such term under the Retention Plan.

“Committee” shall mean the joint leadership resources committee of the Board of Directors or such other committee of the Board of Directors comprised of members of the Board of Directors as the Board of Directors shall from time to time appoint to administer the Plan.

“Corporation” shall mean Nortel Networks Limited (known prior to the Plan of Arrangement as Nortel Networks Corporation) or its successors.

“Designated Employee” shall mean any employee of Nortel Networks Companies who is designated by the Committee for participation in the Plan, but shall not include a member of the Board of Directors who is not also such a designated employee.

“Effective Date” shall mean, unless otherwise determined by the Board of Directors when confirming a Grant, the date determined by the Committee, in accordance with Section 5 hereof, as being the date on which such Grant shall take effect, provided that the Effective Date shall not be a date prior to the date on which the Board of Directors confirms the Grant and, unless otherwise determined, the Effective Date will be the date on which the Board of Directors confirms the Grant.

“Fiscal Year” shall mean any fiscal year of the Corporation, commencing with the fiscal year ending December 31, 1997.

“Grant” shall mean an award of RSUs allocated to a Designated Employee at any time in accordance with Section 5 hereof.

“Nortel Networks” shall mean Nortel Networks Corporation (known prior to the Plan of Arrangement as New Nortel Inc.) or its successors.

“Nortel Networks Companies” shall mean, collectively, the Corporation, Nortel Networks and their respective subsidiaries and affiliated companies or, individually, any corporate entity included within such group, as the context indicates.

“Participant” shall mean a Designated Employee to whom a Grant has been made in accordance with Section 5 hereof.

“Performance Criteria” shall mean the criteria, if any, established by the Committee in respect of a Grant (or any specified portion thereof) either on or prior to the Effective Date of such Grant or prior to the commencement of the applicable Performance Period or Performance Segment, if any, for such Grant, which may include, without limitation, criteria based on the financial performance of Nortel Networks Companies and/or any company or business unit thereof.

“Performance Period” shall mean the period established by the Committee in respect of a Grant which period shall commence and end on the dates designated by the Committee; provided, however, that (i) each Performance Period shall, unless otherwise determined by the Committee, commence no earlier than the first day of the Fiscal Year in which the Grant was made and end no later than the end of the second Fiscal Year following the Fiscal Year in which the Grant was made and (ii) the Committee may establish one or more Performance Segments within a Performance Period.

“Performance Segments” shall mean the period or periods, if any, within the Performance Period established by the Committee in respect of a Grant (or any specified portion thereof).

“Plan” shall mean the Nortel Networks Limited Restricted Stock Unit Plan, as set forth herein and as the same may be further amended and in effect from time to time.

“Plan of Arrangement” shall have the meaning assigned to such term in Section 1 hereof.

“Release Date” shall mean in respect of each Grant or any specified portion or portions of such Grant, unless otherwise determined by the Committee with respect to such Grant or any specified portion or portions of such Grant, (i) for the purpose of paragraphs (c) of Section 6, the day which is 45 Business Days following the end of the applicable Performance Period and/or Performance Segment, if any, provided that the Release Date shall not be after the end of the second Fiscal Year subsequent to the Fiscal Year in which such Grant was made, and (ii) for all other purposes, the tenth Business Day following notification to the Corporation and the Administrator of the occurrence of the event giving rise to the issuance of the RSUs in accordance with the provisions of the Plan.

“Restatement Effective Date” shall have the meaning assigned to such term in Section 1 hereof.

“Retention Plan” shall mean the Nortel Networks Corporation Executive Retention and Termination Plan, as the same may be amended and in effect from time to time prior to a CIC Date.

“Retirement” shall mean retirement in accordance with the provisions of any pension or retirement plan of Nortel Networks Companies covering the Participant, retirement pursuant to a special pension arrangement entered into by Nortel Networks Companies and a Participant and applicable in lieu of, or in addition to, any pension or retirement plan of Nortel Networks Companies or, if the Participant is not covered by such a plan and/or special pension arrangement, as determined by the Committee.

“RSU” shall mean a restricted stock unit allocated to a Designated Employee in accordance with Section 5 hereof which shall, upon issuance in accordance with and subject to the provisions of the Plan, entitle the holder thereof to receive one RSU Share.

“RSU Shares” shall mean the Shares delivered to Participants in accordance with the provisions of the Plan in settlement of RSUs issued under the Plan.

“Shares” shall mean the common shares of Nortel Networks and “Share” shall mean a common share of Nortel Networks.

“Share Price” shall mean the arithmetic average of the closing prices for the Shares for the 20 trading days immediately preceding the Release Date on (i) the Toronto Stock Exchange for Canadian-resident Participants, or (ii) the New York Stock Exchange for all other Participants.

“subsidiary” shall have the meaning ascribed to the term “subsidiary body corporate” in Section 2(5) of the CBCA.

3.	ADMINISTRATION

The Committee shall administer the Plan in accordance with its terms. The Committee may, subject to the terms of the Plan, delegate to third parties, including the Administrator if one is appointed, the whole or any part of the administration of the Plan and shall determine the scope of such delegation. Any decision made by the Committee or the Administrator in carrying out its responsibilities with respect to the administration of the Plan shall be final and binding on the Participants.

In addition to the other powers granted to the Committee under the Plan and subject to the terms of the Plan, the Committee shall have full and complete authority to interpret the Plan. The Committee and/or the Administrator may from time to time prescribe such rules and regulations and make all determinations necessary or desirable for the administration of the Plan. In particular, the Committee shall select the Designated Employees to whom it recommends Grants shall be made and shall determine the amounts and terms of the Grants (including the related Performance Criteria, if any, and the formula, if any, to be used to determine the number of RSUs to be issued based on the level of achievement of such Performance Criteria), and the extent to which the Performance Criteria to be achieved during the Performance Period and/or any Performance Segment, if any, have been achieved. At or after the Effective Date for a Grant, the Committee may determine whether a Grant (and/or any portion or portions thereof) will be settled in RSU Shares or cash and any conditions applicable to a Participant’s right to elect to receive settlement in cash of any RSUs issuable to such Participant. Any such interpretation, rule, determination or other act of the Committee and/or the Administrator shall be conclusively binding upon all persons, including the Participants and their legal representatives and beneficiaries.

No member of the Committee, the Board of Directors or the Board of Directors of Nortel Networks shall be liable for any action or determination made in good faith pursuant to the Plan. To the full extent permitted by law, the Corporation shall indemnify and save harmless each person made, or threatened to be made, a party to any action or proceeding by reason of the fact that such person is or was a member of the Committee or is or was a member of either such Boards of Directors and, as such, is or was required or entitled to take action pursuant to the terms of the Plan.

Except as Participants may otherwise be advised by prior written notice of at least thirty (30) days, all costs of the Plan, including any administration fees, shall be paid by the Corporation. Notwithstanding the foregoing, in the event that a Participant is employed by one or more Nortel Networks Companies other than the Corporation, the Corporation may request reimbursement from each such Nortel Networks Company of an amount equal to that portion of the costs of the Plan which the Corporation determines may reasonably be attributed to such Participant’s employment with any such Nortel Networks Company.

4.	RSU SHARES SUBJECT TO THE PLAN

Neither Nortel Networks nor the Corporation shall be required to issue and/or cause to be delivered Shares or issue and/or cause to be delivered certificates evidencing Shares to be delivered pursuant to the Plan unless and until such issuance and delivery is in compliance with all applicable laws, regulations, rules, orders of governmental or regulatory authorities and the requirements of any stock exchange upon which Shares of Nortel Networks are listed. Neither Nortel Networks nor the Corporation shall in any event be obligated to take any action to comply with any such laws, regulations, rules, orders or requirements. Subject to the foregoing, the Board of Directors of Nortel Networks may authorize from time to time the issuance by Nortel Networks of Shares and the Board of Directors may authorize from time to time the purchase of Shares for the benefit of Participants on the open market or by private transaction as required in order to administer the Plan.

5.	GRANTS

Subject to the provisions of the Plan, the Committee shall, in its sole discretion and from time to time, determine the Designated Employees to whom it recommends that Grants be made based on their current and potential contribution to the success of Nortel Networks. At such time, the Committee shall also:

(a)	determine, in connection with each Grant, the Effective Date thereof and the number of RSUs to be allocated;

(b)	determine, in connection with each Grant, the Performance Period and the Performance Segments, if any, applicable thereto;

(c)	determine, in connection with each Grant, the Performance Criteria, if any, to be achieved during any applicable Performance Period and/or Performance Segment, if any; and

(d)	determine the other terms and conditions (which need not be identical and which, without limitation, may include conditions on the allocation, issuance and/or settlement of RSUs, and non-competition provisions) of all RSUs covered by any Grant.

Any Grant and any determination made by the Committee in connection with any such Grant as provided shall be subject to confirmation by the Board of Directors.

6.	TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

Certificates need not be issued with respect to RSUs covered by a Grant or RSUs when issued. The Corporation or the Administrator shall maintain records showing the number of RSUs allocated to each Participant under the Plan. Each Participant shall be notified in writing of the number of RSUs covered by a Grant and of the terms and conditions of such Grant, including those described below:

(a)	Number of RSUs

Each notification of Grant shall state the number of RSUs allocated to the Participant and state that each such RSU shall, upon issuance subject to and in accordance with the terms of the Plan, entitle the Participant to receive one RSU Share.

(b)	Performance Criteria

Each notification of Grant shall describe the Performance Criteria, if any, for the Performance Period (and/or any Performance Segment, if any, within the Performance Period,)established by the Committee that must be achieved for all or any specified portion of the RSUs covered by such Grant to be issued to the Participant.

(c)	Issue and Settlement of RSUs

Unless otherwise determined by the Committee and except as otherwise provided in paragraphs (d), (e) or (f) of this Section or in any other employee benefit plan approved by the Board of Directors, subject to the level of achievement of Performance Criteria, if any, determined by the Committee, the Corporation shall issue to a Participant all or any portion of the RSUs covered by a Grant (or any specified portion thereof) on the Release Date for such Grant (or applicable portion thereof), in full satisfaction and cancellation of such Grant (or such applicable portion thereof); provided that such Participant is continuously employed with Nortel Networks Companies from the Effective Date of such Grant to the Release Date. In such event, the Participant shall be entitled to receive on the Release Date, in full settlement of the RSUs issued, a number of RSU Shares equal to the number of RSUs issued, or, in the sole discretion of the Committee, a cash payment equal to the product of the number of RSUs issued (or the number determined by the Committee to be paid in cash) multiplied by the Share Price, in each case, subject to reduction for any applicable withholding taxes, social charges and any other applicable wage deduction amounts in accordance with Section 9. Any RSUs covered by a Grant (or any specified portion thereof) that are not issued on the Release Date for such Grant (or such specified portion thereof) in accordance with the Plan or are not otherwise settled (i) in accordance with this paragraph (c) or paragraphs (d), (e) or (f) of this Section, or (ii) prior to the Release Date for such Grant (or specified portion thereof), in accordance with the terms of any other employee benefit plan approved by the Board of Directors, shall be forfeited on the Release Date and the related Grant (or specified portion thereof) shall thereupon expire in its entirety. In addition, the Committee may provide that RSUs covered by a Grant (or any specified portion thereof) will be forfeited in the event the Participant does not satisfy the Share ownership requirements (or any element thereof) applicable to such Participant and, in such event, the related Grant (or applicable portion thereof) shall thereupon expire in its entirety.

(d)	Right to RSUs in the Event of Death, Retirement or Termination of Employment

Unless otherwise determined by the Committee:

(i)	In the event of the death of a Participant while in the employment of Nortel Networks Companies, the deceased Participant’s estate shall elect in writing to the Corporation, within the earlier of (i) 120 days of the Participant’s death; and (ii) the first Business Day of the last calendar month of the second Fiscal Year subsequent to the Fiscal Year in which such Grant was made, with respect to each Grant then outstanding (or any portion thereof then outstanding) to such Participant for which the Release Date has not yet occurred and the RSUs covered by such Grant (or applicable portion thereof) have not otherwise been issued prior to the date of death, to receive, subject to and in accordance with the provisions of the Plan, RSUs settled in the form of RSU Shares to the deceased Participant’s estate:

(x)	as if the Performance Period (or any specified Performance Segments), if any, had ended and the corresponding Performance Criteria, if any, had been met (but not exceeded) for any such Grant (or applicable portion thereof), on the day preceding the date of the Participant’s death (in which case, receipt of the election from the Participant’s estate shall constitute the event giving rise to the issuance of the RSUs for the purpose of determining the applicable Release Date); or

(y)	on the Release Date or, if applicable, the Release Dates on which all or a portion of the RSUs covered by such Grant (or any specified portion thereof) would otherwise have been issued, if at all, in accordance with the Plan had the Participant not died and continued in the employment of Nortel Networks Companies until such Release Date or Release Dates, as applicable.

In the event of death of a Participant in the last calendar month of the second Fiscal Year subsequent to the Fiscal Year in which the Grant was made or in the event a deceased Participant’s estate fails to make an election as herein provided, such Participant’s estate shall be deemed to have elected to receive RSUs settled in the form of RSU Shares in accordance with subparagraph (x) above.

In the event of the death of a Participant following the end of the Performance Period (or any specified Performance Segments, if any) and prior to the Release Date for such Grant (or any specified portion thereof then outstanding), the number of such RSUs that would otherwise be issued to such Participant shall be issued in the form of RSU Shares and delivered to the Participant’s estate in accordance with and subject to paragraph (c) of this Section, as if such Participant had continued in the employment of Nortel Networks Companies until the Release Date or Release Dates, as applicable.

(ii)	In the event of Retirement of a Participant, with respect to each Grant then outstanding (or any portion thereof then outstanding) to such Participant for which RSUs have not been issued prior to the date of Retirement, the RSUs covered by any such Grant (or applicable portion thereof) to the Participant shall be issued in accordance with and subject to paragraph (c) of this Section, as if the Participant continued in the employment of Nortel Networks Companies until the Release Date for such Grant (or applicable portion thereof).

(iii)	In the event a Participant’s employment terminates for any cause other than death or Retirement (with or without notice, and whether or not in breach of contract by the employer or employee), the RSUs covered by each Grant then outstanding (or any portion thereof then outstanding) to such Participant for which RSUs have not been issued prior to such termination shall be forfeited with effect from the date of such termination of employment with Nortel Networks Companies, all such Grants shall expire in their entirety on such termination and any such termination of employment for whatever reason (with or without notice, and whether or not in breach of contract by the employer or employee) shall not entitle a Participant to any compensation or damages for loss of any benefit under the Plan and, by his or her participation in the Plan, a Participant irrevocably and unconditionally waives his or her entitlement to any such compensation or damages.

(e)	Cash Settlement Election by Participant

Except in the event of the occurrence of a Change in Control, and unless otherwise determined by the Committee, a Participant may elect, by notice to the Corporation prior to the Release Date for a Grant (or any specified portion thereof), to settle the RSUs to be issued under paragraph (c) or (d) in the form of a cash payment, and not in the form of RSU Shares. In this case, the Participant shall receive a cash payment from the Corporation equal to the number of RSUs being settled multiplied by the Share Price. Absent such an election and except in the event of the occurrence of a Change in Control, the RSUs shall be settled in the form of RSU Shares or cash, as determined by the Committee and contemplated in paragraph (c) or (d) of this Section. The election provided for in this paragraph (e) shall be subject to Section 9 such that any cash payment in settlement of RSUs shall be reduced by all applicable withholding taxes, social charges and any other applicable wage deduction amounts and, except to the extent provided otherwise by the Committee, shall not be available for any Participant who does not, immediately prior to the Release Date, satisfy the Share ownership requirements applicable for such Participant as prescribed from time to time.

(f)	Right to RSUs in the Event of a Change in Control

In the event of the occurrence of a Change in Control, and unless otherwise determined by the Committee, with respect to each Grant (or portion thereof) then outstanding on the CIC Date,

(i)	notwithstanding any other provision of this Plan, any and all requirements that any Performance Criteria, if any, be achieved for any purpose applicable to such Grant (or any specified portion thereof) shall be waived as of the CIC Date; and

(ii)	except as may be otherwise provided under the terms of any other employee benefit plan approved by the Board of Directors, each Participant who has received any such Grant (or any applicable portion thereof) shall, on the applicable Release Date which would have applied had the Change in Control not occurred, be entitled to receive from the Corporation, in full settlement of the RSUs covered by such Grant (or applicable portion thereof), one of the following, at the sole discretion of the Committee:

(x)	a cash payment equal to the Special Value (as defined below) for each Covered RSU (as defined below); or

(y)	one CIC Share (as defined below) for each Covered RSU (as defined below);

provided that such Participant is continuously employed by Nortel Networks Companies from the Effective Date of such Grant to the Release Date or Release Dates.

The term “Special Value” shall mean an amount with respect to each Covered RSU determined as follows:

(i)	if any Shares are sold as part of the transaction constituting the Change in Control, the Special Value shall equal the weighted average of the prices paid for those Shares by the acquiror, provided that if any portion of the consideration paid for such Shares by the acquiror is paid in property other than cash, the Board of Directors (as constituted immediately prior to the CIC Date) shall determine the fair market value of such property as of the CIC Date for purposes of determining the Special Value under this paragraph (f); and

(ii)	if no Shares are sold as part of the transaction constituting the Change in Control, the Special Value shall equal the arithmetic average of the closing prices for the Shares on The Toronto Stock Exchange for the 20 trading days immediately preceding the CIC Date.

The term “CIC Share” shall mean the following with respect to each Covered RSU:

(i)	the sum of: (A) the number of Consideration Shares (as defined below), rounded to the nearest whole number, that is equal to the product of (x) one Share multiplied by (y) the number of Consideration Shares (as defined below) received by the shareholders of Nortel Networks in respect of one Share, if, in connection with the transaction constituting the Change in Control, the shareholders of Nortel Networks exchange their Shares for, or otherwise convert their Shares into, shares of equity securities of the acquiror (or its direct or indirect parent) (such shares of equity securities, the “Consideration Shares”); and (B) the amount, if any, that is equal to the product of (x) one Share multiplied by (y) any cash or other property, the fair market value of which shall be determined by the Board of Directors (as constituted immediately prior to the CIC Date), received by the shareholders of Nortel Networks in respect of one Share, in connection with such transaction; and

(ii)	in the case of all other transactions constituting the Change in Control, one Share, as adjusted pursuant to Section 7 hereof in connection with such transaction, if applicable;

and, in each case, as further adjusted pursuant to Section 7, if applicable, in respect of covered events occurring after such Change in Control.

The term “Covered RSU” shall mean, with respect to each Grant (or portion thereof) that is outstanding on the CIC Date, the number of RSUs that would have been issued to a Participant on the applicable Release Date and settled in the form of RSU Shares had (x) the Participant continued in the employment of Nortel Networks Companies until such Release Date and (y) all Performance Criteria, if any, applicable to such Grant (or any applicable portion thereof) (in all cases, determined without regard to the occurrence of the Change in Control) had been met (but not exceeded) during the applicable Performance Period or Performance Segment, if any.

(g)	Non-Transferability

The rights or interests of a Participant under the Plan shall not be assignable or transferable, otherwise than by will or the laws governing the devolution of property in the event of death and such rights or interests shall not be encumbered.

(h)	RSUs Not Shares

Under no circumstances shall a Grant or an RSU be considered a Share, nor shall a Grant or an RSU entitle any Participant to the exercise of voting rights, the receipt of dividends or the exercise of any other rights attaching to ownership of a Share, until delivery of an RSU Share in settlement of such RSU in accordance with the terms of the Plan. Notwithstanding the foregoing, in the event that Shares are purchased and held for the benefit of a Participant prior to delivery of RSU Shares in settlement of any RSUs, the Committee may determine the extent to which a Participant may be entitled to exercise any voting rights, receive dividends or exercise any other rights attaching to ownership of such Shares.

(i)	RSU Shares Fully Paid

RSU Shares, if issued by Nortel Networks to settle RSUs under the Plan, shall be considered fully paid in consideration of past service that is no less in value than the fair equivalent of the money Nortel Networks would have received if the RSU Shares had been issued for money.

7.	EFFECTS OF ALTERATION OF SHARE CAPITAL

In the event that:

(a)	a dividend shall be declared upon the Shares payable in Shares of Nortel Networks;

(b)	the outstanding Shares shall be changed into or exchanged for a different number or kind of shares or other securities of Nortel Networks or of another corporation, whether through an arrangement, plan of arrangement, amalgamation or other similar statutory procedure, or a share recapitalization, subdivision or consolidation;

(c)	there shall be any change, other than those specified in paragraphs (a) and (b) of this Section, in the number or kind of outstanding Shares or of any shares or other securities into which such Shares shall have been changed or for which they shall have been exchanged; or

(d)	there shall be a distribution of assets or shares to shareholders of Nortel Networks out of the ordinary course of business,

then, if the Board of Directors shall in its sole discretion determine that such change equitably requires an adjustment in the number of RSUs with respect to which Grants may be made pursuant to the Plan but not yet covered by Grants, of the RSUs then covered by Grants, of the RSUs generally available for Grants under the Plan and of the RSUs available for Grants under the Plan in any calendar year, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes.

No adjustment provided for in this Section shall entitle a Participant to be allocated a fractional RSU, or receive a fractional RSU Share or any payment in lieu thereof, and the total adjustment with respect to each RSU shall be limited accordingly.

8.	AMENDMENT AND TERMINATION

The Board of Directors may from time to time amend, suspend or terminate the Plan in whole or in part. The Committee may from time to time amend the terms of Grants made under the Plan, subject to confirmation by the Board of Directors and the obtaining of any required regulatory or other approvals and, if any such amendment will materially adversely affect the rights of a Participant with respect to a Grant, the obtaining of the written consent of such Participant to such amendment. Notwithstanding the foregoing, (i) the obtaining of the written consent of any Participant to an amendment which materially adversely affects the rights of such Participant with respect to a Grant shall not be required if such amendment is required to comply with applicable laws, regulations, rules, orders of governmental or regulatory authorities or the requirements of any stock exchange on which Shares of Nortel Networks are listed and (ii) no amendment may be made to paragraph (f) of Section 6 of the Plan or to the defined terms referred to in paragraph (f) of Section 6 on or after the CIC Date.

9.	MISCELLANEOUS PROVISIONS

Participation in the Plan by a Designated Employee is voluntary. No employee shall have any claim or right to receive Grants under the Plan, and the Grant and issuance of RSUs under the Plan shall not be construed as giving a Participant any right to continue in the employment of Nortel Networks Companies or to receive any additional Grants, or affect the right of Nortel Networks Companies to terminate the employment of any Participant. Unless the Committee determines otherwise, no notice of termination or payment in lieu thereof shall extend the period of employment for purposes of this Plan.

The Committee and/or the Administrator may adopt and apply rules that in its opinion will ensure that Nortel Networks Companies will be able to comply with applicable provisions of any federal, provincial, state or local law relating to the withholding of tax, including on the amount, if any, included in income of a Participant. Nortel Networks Companies or the Administrator may withhold from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary so as to ensure that Nortel Networks Companies will be able to comply with applicable provisions of any federal, provincial, state or local law relating to withholding of tax or other required deductions, including on the amount, if any, includable in the income of a Participant. Nortel Networks Companies or the Administrator shall, in this connection, have the right in its discretion to satisfy any such withholding tax liability by retaining or acquiring any Shares which would otherwise be issued or provided to a Participant hereunder, or withholding any portion of any cash amount payable to a Participant hereunder. Nortel Networks Companies or the Administrator shall also have the right to withhold the delivery of any RSUs and RSU Shares and any cash payment payable to a Participant hereunder unless and until such Participant pays to Nortel Networks Companies a sum sufficient to indemnify Nortel Networks Companies for any liability to withhold tax in respect of the amounts included in the income of such Participant as a result of the settlement of RSUs under this Plan, to the extent that such tax is not otherwise being withheld from payments to such Participant by Nortel Networks Companies or the Administrator.

Participation in the Plan by any Participant shall be construed as acceptance of the terms and conditions of the Plan by the Participant and as to the Participant’s agreement to be bound thereby. The Plan shall be construed in accordance with and governed by the laws of the Province of Ontario.

In this Plan, whenever the context so requires, the masculine gender includes the feminine gender and a singular number includes the plural number.

10.	EFFECTIVE DATE AND TERM OF THE PLAN

The Plan originally became effective upon its adoption by the Board of Directors. Any amendments to the Plan shall become effective upon their adoption by the Board of Directors. The Plan shall terminate on the date determined by the Board of Directors pursuant to Section 8 hereof, and no Grants may become effective under the Plan after the date of termination, but such termination shall not affect any Grants that became effective pursuant to the Plan prior to such termination.

The Plan was adopted with immediate effect on January 30, 1997 and was subsequently amended on April 29, 1999 with immediate effect, on August 19, 1999 effective September 1, 1999, on February 15, 2000 with immediate effect, on April 27, 2000, effective as of the Restatement Effective Date, on October 26, 2000 effective November 15, 2000, and on January 23, 2003 with immediate effect.